Exhibit 3.2

                          AMENDED AND RESTATED BY-LAWS
                          (hereinafter, the "By-Laws")
                                       OF

                  DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION

                                    ARTICLE I

                                  STOCKHOLDERS

            Section 1. Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held either within or without the State of Delaware, on such date and at such time and place as the Board of Directors may designate in the call or in a waiver of notice thereof, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting.

            Section 2. Special Meetings. Special meetings of the stockholders of the Corporation may be called by the Board of Directors or by the President, and shall be called by the President or by the Secretary upon the written request of the holders of record of at least twenty-five percent (25%) of the shares of stock of the Corporation issued and outstanding and entitled to vote, at such times and at such place either within or without the State of Delaware as may be stated in the call or in a waiver of notice thereof.

            Section 3. Notice of Meetings. Notice of the time, place and purpose of every meeting of stockholders shall be delivered personally or mailed not less than 10 days nor more than 60 days previous thereto to each stockholder of record entitled to vote, at his post office address appearing upon the records of the Corporation or at such other address as shall be furnished in writing by him to the Corporation for such purpose. Such further notice shall be given as may be required by law or by these By-Laws. Any meeting may be held without notice if all stockholders entitled to vote are present in person or by proxy, or if notice is waived in writing, either before or after the meeting, by those not present.

            Section 4. Quorum. The holders of record of at least a majority of the shares of the stock of the Corporation issued and outstanding and entitled to vote, present in person or by proxy, shall, except as otherwise provided by law or by these By-Laws, constitute a quorum at all meetings of the stockholders; if there be no such quorum, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time until a quorum shall be obtained.

            Section 5. Organization of Meetings. Meetings of the stockholders shall be presided over by the President or, if he is not present, by a chairman to be chosen at the meeting. The Secretary of the Corporation, or in his absence an Assistant Secretary, shall act as secretary of the meeting, if present.

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            Section 6. Voting. At each meeting of stockholders, except as otherwise provided by statute or the Certificate of Incorporation, every holder of record of stock entitled to vote shall be entitled to one vote in person or by proxy for each share of such stock standing in his name on the records of the Corporation. Elections of directors shall be determined by a plurality of the votes cast thereat and, except as otherwise provided by statute, the Certificate of Incorporation or these By-Laws, all other action shall be determined by a majority of the votes cast at such meeting. Each proxy to vote shall be in writing and signed by the stockholder or by his duly authorized attorney.

            At all elections of directors, the voting shall be by ballot or in such other manner as may be determined by the stockholders present in person or by proxy entitled to vote at such election. With respect to any other matter presented to the stockholders for their consideration at a meeting, any stockholder entitled to vote may, on any question, demand a vote by ballot.

            A complete list of the stockholders entitled to vote at each such meeting, arranged in alphabetical order, with the address of each and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary and shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

            Section 7. Action by Consent. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote if, prior to such action, a written consent or consents thereto, setting forth such action, is signed by the holders of record of shares of the stock of the Corporation, issued and outstanding and entitled to vote thereon, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

                                   ARTICLE II

                                    DIRECTORS

            Section 1. Number, Quorum, Term, Vacancies, Removal. The Board of Directors of the Corporation shall consist of one or more persons. The number of directors may be changed by a resolution passed by a majority of the members of the Board of Directors or by a vote of the holders of record of at least a majority of the shares of stock of the Corporation issued and outstanding and entitled to vote.

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            A majority of the members of the Board of Directors then holding office shall constitute a quorum for the transaction of business, but if at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained.

            Directors shall hold office until the next annual election and until their successors shall have been elected and shall have qualified, or until such director's earlier resignation or removal.

            Whenever any vacancy shall have occurred in the Board of Directors, by reason of death, resignation or otherwise, other than removal of a director with or without cause by a vote of the stockholders, it shall be filled by a majority of the remaining directors, though less than a quorum (except as otherwise provided by law), or by the stockholders, and the person so chosen shall hold office until the next annual election and until his successor is duly elected and has qualified.

            Any one or more of the directors of the Corporation may be removed either with or without cause at any time by a vote of the holders of record of at least a majority of the shares of stock of the Corporation, issued and outstanding and entitled to vote, and thereupon the term of the director or directors who shall have been so removed shall forthwith terminate and there shall be a vacancy or vacancies in the Board of Directors, to be filled by a vote of the stockholders as provided in these By-Laws.

            Section 2. Meetings, Notice. Meetings of the Board of Directors shall be held at such place, either within or without the State of Delaware, as may from time to time be fixed by resolution of the Board, or as may be specified in the call or in a waiver of notice thereof. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board, and special meetings may be held at any time upon the call of two directors or the Chairman of the Board (if one be elected) or the Chief Executive Office (if one be elected) or the President or the Secretary, by oral, telegraphic, e-mail or written notice duly served on or sent or mailed to each director not less than two days before such meeting. A meeting of the Board may be held without notice immediately after the annual meeting of stockholders at the same place at which such meeting was held. Notice need not be given of regular meetings of the Board. Any meeting may be held without notice, if all directors are present, or if notice is waived in writing, either before or after the meeting, by those not present.

            Section 3. Committees. The Board of Directors may, in its discretion, by resolution passed by a majority of the members of the Board of Directors, designate from among its members one or more committees consisting of two or more directors. The Board may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of the committee. Such committees shall have and may exercise such powers as shall be conferred or authorized by the resolution appointing them. A majority of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board shall have power

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at any time to change the membership of any such committee, to fill vacancies in it or to dissolve it.

            Section 4. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if a written consent or consents thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent or consents is filed with the minutes of proceedings of the Board or such committee.

            Section 5. Action by Conference Call. Any member of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at the meeting.

            Section 6. Compensation. The Board of Directors may determine, from time to time, the amount of compensation which shall be paid to its members. The Board of Directors shall also have power, in its discretion, to allow a fixed sum and expenses for attendance at each regular or special meeting of the Board, or of any committee of the Board. The Board of Directors shall also have power, in its discretion, to provide for and pay to directors rendering services to the Corporation not ordinarily rendered by directors, as such, special compensation appropriate to the value of such services, as determined by the Board from time to time.

                                   ARTICLE III

                                    OFFICERS

            Section 1. Titles and Election. The officers of the Corporation, who shall be chosen by the Board of Directors at its first meeting after each annual meeting of stockholders, shall be a President, a Treasurer and a Secretary. The Board of Directors from time to time may elect a Chairman of the Board, a Chief Executive Officer, one or more Managing Directors, Directors, Vice Presidents, Assistant Vice Presidents, Associates, Assistant Secretaries, Assistant Treasurers and such other officers and agents as it shall deem necessary, and may define their powers and duties. Any number of offices may be held by the same person.

            Section 2. Terms of Office. The officers shall hold office until their successors are chosen and qualify.

            Section 3. Removal. Any officer may be removed, either with or without cause, at any time, by the affirmative vote of a majority of the Board of Directors.

            Section 4. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors or to the Secretary. Such resignation shall take effect at the time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

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            Section 5. Vacancies. If the office of any officer or agent becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the Board of Directors may choose a successor, who shall hold office for the unexpired term in respect of which such vacancy occurred.

            Section 6. Chairman of the Board. The Chairman of the Board, if one be elected, shall preside at all meetings of the Board of Directors and of the stockholders, and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

            Section 7. President, Chief Executive Officer. The President shall exercise the powers and perform the duties usual to the President and shall do and perform such other duties as from time to time may be assigned to the President by the Board of Directors. The Chief Executive Officer shall exercise the powers and perform the duties usual to the Chief Executive Officer and shall do and perform such other duties as from time to time may be assigned to the Chief Executive Officer by the Board of Directors.

            Section 8. Managing Directors, Directors, Vice Presidents, etc. If chosen, the Managing Directors, Directors, Vice Presidents, Assistant Vice Presidents and Associates shall have such powers and shall do and perform such duties as the Board of Directors shall direct.

            Section 9. Secretary. The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of proceedings in a book to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors. The Secretary shall affix the corporate seal to any instrument requiring it, and if required, it may be attested by the signature of the Secretary or of an Assistant Secretary or the Treasurer or an Assistant Treasurer who may affix the seal to any such instrument in the event of the absence or disability of the Secretary. The Secretary shall have and be the custodian of the stock records and all other books, records and papers of the Corporation (other than financial) and shall see that all books, reports, statements, certificates and other documents and records required by law are properly kept and filed.

            Section 10. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Board of Directors whenever the Board may require it an account of all his transactions as Treasurer and of the financial condition of the Corporation.

            Section 11. Duties of Officers may be Delegated. In case of the absence or disability of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate, for the time being, the powers or duties, or any of them, of

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such officer to any other officer or to any director. In addition, the Board may designate a group of officers any two of which may delegate by written instrument any of the powers given to them by the Board to other employees of the Corporation.

                                   ARTICLE IV

                 INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

            Section 1. Indemnification of Directors and Officers. The Corporation shall, to the fullest extent permitted by applicable law, indemnify any person (and the heirs, executors and administrators thereof) who was or is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative or investigative, whether involving any actual or alleged breach of duty, neglect or error, any accountability, or any actual or alleged misstatement, misleading statement or other act or omission and whether brought or threatened in any court or administrative or legislative body or agency, including an action by or in the right of the Corporation to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Corporation is serving or served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation, or is serving or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement, and costs, charges and expenses, including attorneys' fees, incurred therein or in any appeal thereof.

            Section 2. Indemnification of Others. The Corporation shall indemnify other persons and reimburse the expenses thereof, to the extent required by applicable law, and may indemnify any other person to whom the Corporation is permitted to provide indemnification or the advancement of expenses, whether pursuant to rights granted pursuant to, or provided by, the Delaware General Corporation Law or otherwise.

            Section 3. Reimbursement or Advance of Expenses. The Corporation shall, from time to time, reimburse or advance to any person referred to in
Section 1 of this Article IV the funds necessary for payment of expenses, including attorneys' fees, incurred in connection with any action, suit or proceeding referred to in Section 1, upon receipt of a written undertaking by or on behalf of such person to repay such amount(s) if a judgment or other final adjudication adverse to the director or officer establishes that (i) his acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled, or (iii) his conduct was otherwise of a character such that Delaware law would require that such amount(s) be repaid.

            Section 4. Service at Request of the Corporation. Any director or officer of the Corporation serving (i) another corporation of which a majority of the shares entitled to vote in the election of its directors is held by the Corporation, or (ii) any employee benefit plan of the

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corporation or any corporation referred in clause (i), in any capacity shall be deemed to be doing so at the request of the corporation.

            Section 5. Election of Applicable Law. Any person entitled to be indemnified or to the reimbursement or advancement of expenses as a matter of right pursuant to this Article IV may elect to have the right to indemnification (or advancement of expenses) interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the action, suit or proceeding, to the extent permitted by applicable law, or on the basis of the applicable law in effect at the time indemnification is sought.

                                    ARTICLE V

                                  CAPITAL STOCK

      Section 1. Certificates. The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the Board of Directors may from time to time prescribe. The certificates of stock shall be signed by the President or the Chief Executive Officer or a Managing Director or a Director or a Vice President and by the Secretary, or the Treasurer, or an Assistant Secretary, or an Assistant Treasurer, sealed with the seal of the Corporation or a facsimile thereof, and countersigned and registered in such manner, if any, as the Board of Directors may by resolution prescribe. Where any such certificate is countersigned by a transfer agent other than the Corporation or its employee, or registered by a registrar other than the Corporation or its employee, the signature of any such officer may be a facsimile signature. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Corporation.

            Section 2. Transfer. The shares of stock of the Corporation shall be transferred only upon the books of the Corporation by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached therto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.

            Section 3. Record Dates. The Board of Directors may fix in advance a date, not less than 10 nor more than 60 days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the distribution or allotment of any rights, or the date when any change, conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to receive any distribution or allotment of such rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such distribution or allotment or rights or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

            Section 4. Lost Certificates. In the event that any certificate of stock is lost, stolen, destroyed or mutilated, the Board of Directors may authorize the issuance of a new certificate of the same tenor and for the same number of shares in lieu thereof. The Board may in its discretion, before the issuance of such new certificate, require the owner of the lost, stolen, destroyed or mutilated certificate or the legal representative of the owner to make an affidavit or affirmation setting forth such facts as to the loss, destruction or mutilation as it deems necessary and to give the Corporation a bond in such reasonable sum as it directs to indemnify the Corporation.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

            Section 1. Offices. The registered office of the Corporation shall be located at the office of The Corporation Trust Company, in the City of Wilmington, County of New Castle, in the State of Delaware and said corporation shall be the registered agent of the Corporation in charge thereof. The Corporation may have other offices either within or without the State of Delaware at such places as shall be determined from time to time by the Board of Directors or the business of the Corporation may require.

            Section 2. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

            Section 3. Corporate Seal. The seal of the Corporation shall be circular in form and contain the name of the Corporation and the year and state of its incorporation. Such seal may be altered from time to time at the discretion of the Board of Directors.

            Section 4. Books. There shall be kept at such office of the Corporation as the Board of Directors shall determine, within or without the State of Delaware, correct books and records of account of all its business and transactions, minutes of the proceedings of its stockholders, Board of Directors and committees, and the stock book, containing the names and addresses of the stockholders, the number of shares held by them, respectively, and the dates when they respectively became the owners of record thereof, and in which the transfer of stock shall be registered, and such other books and records as the Board of Directors may from time to time determine.

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            Section 5. Voting of Stock. Unless otherwise specifically authorized by the Board of Directors, all stock owned by the Corporation, other than stock of the Corporation, shall be voted, in person or by proxy, by the President or the Chief Executive Officer or a Managing Director or a Director or a Vice President of the Corporation on behalf of the Corporation.

            Section 6. Construction. The masculine gender, when appearing in these By-Laws, shall be deemed to include the feminine gender.

                                   ARTICLE VII

                                   AMENDMENTS

            Section 1. Amendments. The vote of the holders of at least a majority of the shares of stock of the Corporation issued and outstanding and entitled to vote shall be necessary at any meeting of stockholders to amend or repeal these By-Laws or to adopt new By-Laws. These By-Laws may also be amended or repealed, or new By-Laws adopted, at any meeting of the Board of Directors by the vote of at least a majority of the entire Board, provided that any by-law adopted by the Board may be amended or repealed by the stockholders in the manner set forth above.

            Any proposal to amend or repeal these By-Laws or to adopt new By-Laws shall be stated in the notice of the meeting of the Board of Directors or the stockholders or in the waiver of notice thereof, as the case may be, unless all of the directors or the holders of record of all of the shares of stock of the Corporation issued and outstanding and entitled to vote are present at such meeting.

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      The undersigned, the duly qualified and acting Assistant Secretary of
DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION, a Delaware corporation, hereby certifies the foregoing to be a true and complete copy of the Amended and Restated By-Laws of DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION, in effect on March 25, 2004.



                                          /s/ James O. Wilhelm
                                          Assistant Secretary